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                                                                    Exhibit 4.3


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                                WARRANT AGREEMENT

                                     BETWEEN

                     WASHINGTON GROUP INTERNATIONAL, INC.

                                       AND

              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                AS WARRANT AGENT

                        ------------------------------

                         DATED AS OF JANUARY 25, 2002



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                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Section 1.  DEFINITIONS......................................................1

Section 2.  FORMS OF WARRANTS; EXECUTION; REGISTRATION.......................4

      2.1   Forms of Warrants; Execution of Warrants.........................4

      2.2   Registration.....................................................4

      2.3   Countersignature of Warrants.....................................5

Section 3.  TRANSFER AND EXCHANGE OF WARRANTS................................5

Section 4.  TERM OF WARRANTS; EXERCISE OF WARRANTS...........................6

      4.1   Term of Warrants.................................................6

      4.2   Exercise of Warrants.............................................6

      4.3   HSR Act Compliance...............................................7

Section 5.  PAYMENT OF TAXES.................................................7

Section 6.  MUTILATED OR MISSING WARRANT CERTIFICATES........................8

Section 7.  RESERVATION OF WARRANT SHARES....................................8

Section 8.  ADJUSTMENTS......................................................8

      8.1   Mechanical Adjustments...........................................9

            (a)   Adjustment for Change in Capital Stock.....................9

            (b)   Adjustment for Rights Issue................................9

            (c)   Adjustment for Other Distributions........................10

            (d)   Adjustment for Issuance of Common Stock and
                  Convertible Securities....................................10

            (e)   Price Per Share...........................................11

            (f)   When De Minimis Adjustment May Be Deferred................11

            (g)   Adjustment in Exercise Prices.............................12

            (h)   When No Adjustment Required...............................12

            (i)   Shares of Common Stock....................................13

            (j)   Expiration of Rights, etc.................................13

      8.2   Voluntary Adjustment by the Company.............................13

      8.3   Notice of Adjustment............................................13

      8.4   Preservation of Purchase Rights upon Merger or Consolidation....14

      8.5   Statement on Warrants...........................................14


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
Section 9.  FRACTIONAL INTERESTS............................................14

Section 10. NO RIGHTS AS STOCKHOLDERS; NOTICES TO HOLDERS...................15

Section 11. PAYMENTS IN U.S. CURRENCY.......................................15

Section 12. REORGANIZATION OR CHANGE OF NAME OF WARRANT AGENT...............16

Section 13. APPOINTMENT OF WARRANT AGENT....................................16

      13.1  Concerning the Warrant Agent....................................16

      13.2  Correctness of Statements.......................................16

      13.3  Breach of Covenants.............................................16

      13.4  Performance of Duties...........................................16

      13.5  Reliance on Counsel.............................................17

      13.6  Proof of Actions Taken..........................................17

      13.7  Compensation....................................................17

      13.8  Legal Proceedings...............................................17

      13.9  Other Transactions in Securities of Company.....................18

      13.10 Liability of Warrant Agent......................................18

      13.11 Reliance on Documents...........................................18

      13.12 Validity of Agreement...........................................18

      13.13 Instructions from Company.......................................18

Section 14. CHANGE OF WARRANT AGENT.........................................18

Section 15. NOTICES.........................................................19

Section 16. CANCELLATION OF WARRANTS........................................19

Section 17. SUPPLEMENTS AND AMENDMENTS......................................19

Section 18. SUCCESSORS......................................................20

Section 19. APPLICABLE LAW..................................................20

Section 20. BENEFITS OF THIS AGREEMENT......................................20

Section 21. WAIVER OF JURY TRIAL............................................20

Section 22. COUNTERPARTS....................................................21

Section 23. CAPTIONS........................................................21

Section 24. REPRESENTATIONS AND WARRANTIES..................................21


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
EXHIBIT A   FORM OF TRANCHE A WARRANT CERTIFICATE..........................A-1

EXHIBIT B   FORM OF TRANCHE B WARRANT CERTIFICATE..........................B-1

EXHIBIT C   FORM OF TRANCHE C WARRANT CERTIFICATE..........................C-1

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                                WARRANT AGREEMENT

      This WARRANT AGREEMENT, dated as of January 25, 2002, is between
Washington Group International, Inc., a Delaware corporation (the "COMPANY"), and Wells Fargo Bank Minnesota, National Association, a national banking association, as warrant agent (together with any successors and assigns, the "WARRANT AGENT").

                             W I T N E S S E T H:

      WHEREAS, the Company and certain of its subsidiaries were Debtors and Debtors-in-Possession in the case (the "CHAPTER 11 CASE") filed in the United
States Bankruptcy Court for the District of Nevada (the "BANKRUPTCY COURT"), entitled "In re Washington Group International, Inc., et al., Debtors," Case
No. BK-N-01-31627, under the Bankruptcy Code;

      WHEREAS, in connection with and as part of the transactions to be consummated pursuant to the confirmation of the Second Amended Joint Plan of Reorganization (as amended, modified or supplemented from time to time) of the Company in the Chapter 11 Case (the "PLAN"), the Company has agreed to issue to holders of Allowed Class 7 Claims (as defined in the Plan) three tranches of warrants to purchase shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK") in accordance with the terms of the Plan, comprising one tranche of warrants to purchase up to an aggregate 3,086,420 shares of Common Stock (the "TRANCHE A WARRANTS"), one tranche of warrants to purchase up to an aggregate 3,527,337 shares of Common Stock (the "TRANCHE B
WARRANTS"), and one tranche of warrants to purchase up to an aggregate 1,906,667 shares of Common Stock (the "TRANCHE C WARRANTS" and, together with the Tranche
A Warrants and the Tranche B Warrants, the "WARRANTS"), in each case subject to adjustment as provided in Section 8 hereof and otherwise on the terms and conditions contained herein;

      WHEREAS, by order dated December 21, 2001, the Bankruptcy Court confirmed the Plan, which contemplates that the Company will enter into this Warrant
Agreement in connection with the issuance of the Warrants; and

      WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, division, transfer, exchange and exercise of Warrants.

      NOW, THEREFORE, in consideration of the foregoing, to implement the terms of the Plan, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "HOLDERS"), the Company and the Warrant Agent hereby agree as follows:

SECTION 1. DEFINITIONS. The following terms, as used herein, have the following meanings (all terms defined herein in the singular have the correlative meanings when used in the plural and vice versa):

            1.1 "AGREEMENT" means this Warrant Agreement, as amended, modified or supplemented from time to time.


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            1.2   "ASSETS" has the meaning ascribed to such term in Section
8.1(c) hereof.

            1.3 "BUSINESS DAY" means a day other than (a) a Saturday or Sunday,
(b) any day on which banking institutions located in the City of New York, New
York are required or authorized by law or by local proclamation to close or (c) any day on which the New York Stock Exchange is closed.

            1.4 "COMMERCIALLY REASONABLE EFFORTS," when used with respect to any obligation to be performed or term or provision to be observed hereunder, means such efforts as a prudent Person seeking the benefits of such performance or action would make, use, apply or exercise to preserve, protect or advance its rights or interests, provided, that such efforts do not require such Person to incur a material financial cost or a substantial risk of material liability unless such cost or liability (a) would customarily be incurred in the course of performance or observance of the relevant obligation, term or provision, (b) is caused by or results from the wrongful act or negligence of the Person whose performance or observance is required hereunder or (c) is not excessive or unreasonable in view of the rights or interests to be preserved, protected or advanced. Such efforts may include, without limitation, the expenditure of such funds and retention by such Person of such accountants, attorneys or other experts or advisors as may be necessary or appropriate to effect the relevant action; the undertaking of any special audit or internal investigation that may be necessary or appropriate to effect the relevant action; and the commencement, termination or settlement of any action, suit or proceeding involving such Person to the extent necessary or appropriate to effect the relevant action.

            1.5 "COMMON STOCK" has the meaning ascribed to such term in the preamble hereto.

            1.6 "CONVERTIBLE SECURITIES" has the meaning ascribed to such term in Section 8.1(d) hereof.

            1.7 "CURRENT MARKET PRICE PER SHARE" as of a specified date means the average of the daily Closing Prices for the 20 consecutive trading days preceding such date. The "CLOSING PRICE" for each day shall be (a) if the Common
Stock is listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE-Composite Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, or if the Common Stock shall be listed on a stock exchange other than the New
York Stock Exchange, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Common Stock have been traded during such 20 consecutive trading days), or (b) if the Common Stock is not listed or admitted to trading on a stock exchange, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by The Nasdaq
National Market or any comparable system or, if the Common Stock is not included for quotation in The Nasdaq National Market or a comparable system, the average of the closing bid and asked prices as furnished by two members of the NASD selected reasonably and in good faith from time to time by the Board of Directors of the Company for that



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purpose. In the absence of one or more such Closing Prices, the Current
Market Price Per Share shall be determined reasonably and in good faith by the Board of Directors of the Company.

            1.8 "DILUTION PRICE PER SHARE" means an amount equal to the lesser of (a) the Current Market Price Per Share or (b) $24.00.

            1.9   "EXERCISE PERIOD" has the meaning ascribed to such term in
Section 4.1 hereof.

            1.10 "EXERCISE PRICE" means the Tranche A Exercise Price, the
Tranche B Exercise Price or the Tranche C Exercise Price, as applicable.

            1.11 "HOLDER" has the meaning ascribed to such term in the preamble hereto.

            1.12 "HSR ACT" has the meaning ascribed to such term in Section 4.3 hereof.

            1.13 "NASD" has the meaning ascribed to such term in Section 4.2 hereof.

            1.14 "NUMBER OF SHARES" has the meaning ascribed to such term in
Section 8.1(e) hereof.

            1.15 "PERSON" means a natural person, a corporation, a partnership, a trust, a joint venture, any regulatory authority or any other entity or organization.

            1.16 "PLAN" has the meaning ascribed to such term in the preamble hereto.

            1.17 "PRICE PER SHARE" has the meaning ascribed to such term in
Section 8.1(e) hereof.

            1.18  "PROCEEDS" has the meaning ascribed to such term in Section
8.1(e) hereof.

            1.19  "RIGHTS" means rights, options or warrants.

            1.20  "SUBSIDIARY" has the meaning ascribed to such term in
Section 8.1(c) hereof.

            1.21 "TRANCHE A EXERCISE PRICE" means $28.50 per share of Common
Stock, as adjusted pursuant to Section 8 hereof.

            1.22 "TRANCHE A WARRANT" has the meaning ascribed to such term in the preamble hereto.

            1.23 "TRANCHE A WARRANT CERTIFICATE" has the meaning ascribed to such term in Section 2.1 hereof.

            1.24 "TRANCHE B EXERCISE PRICE" means $31.74 per share of Common
Stock, as adjusted pursuant to Section 8 hereof.



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            1.25 "TRANCHE B WARRANT" has the meaning ascribed to such term in the preamble hereto.

            1.26 "TRANCHE B WARRANT CERTIFICATE" has the meaning ascribed to such term in Section 2.1 hereof.

            1.27 "TRANCHE C EXERCISE PRICE" means $33.51 per share of Common
Stock, as adjusted pursuant to Section 8 hereof.

            1.28 "TRANCHE C WARRANT" has the meaning ascribed to such term in the preamble hereto.

            1.29 "TRANCHE C WARRANT CERTIFICATE" has the meaning ascribed to such term in Section 2.1 hereof.

            1.30 "TRANSFER AGENT" has the meaning ascribed to such term in
Section 7 hereof.

            1.31 "WARRANT" has the meaning ascribed to such term in the preamble hereto.

            1.32 "WARRANT CERTIFICATE" has the meaning ascribed to such term in
Section 2.1 hereof.

            1.33  "WARRANT REGISTER" has the meaning ascribed to such term in
Section 2.2 hereof.

            1.34 "WARRANT SHARES" means the shares of Common Stock issued upon exercise of the Warrants, which shall initially be one share of Common Stock for each Warrant, as adjusted pursuant to Section 8 hereof.

SECTION 2. FORMS OF WARRANTS; EXECUTION; REGISTRATION.

            2.1 FORMS OF WARRANTS; EXECUTION OF WARRANTS. The certificates evidencing the Tranche A Warrants (the "TRANCHE A WARRANT CERTIFICATES"), the
Tranche B Warrants (the "TRANCHE B WARRANT CERTIFICATES") and the Tranche C
Warrants (the "TRANCHE C WARRANT CERTIFICATES" and, together with the Tranche A
Warrant Certificates and the Tranche B Warrant Certificates, the "WARRANT
CERTIFICATES") shall be in registered form only and shall be in the forms attached hereto as EXHIBIT A, EXHIBIT B and EXHIBIT C, respectively. The Warrant
Certificates shall be signed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents. The signature of any such officer on the Warrant Certificates may be manual or by facsimile. Any Warrant
Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate. Each Warrant
Certificate shall be dated the date it is countersigned by the Warrant Agent pursuant to Section 2.3 hereof.

            2.2 REGISTRATION. The Warrant Certificates shall be numbered and shall be registered on the books of the Company maintained at the offices of the Warrant Agent set forth in Section 15 hereof (or such other place in the continental United States as the Warrant Agent



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shall from time to time notify the Company and the Holders in writing in accordance with Section 15 hereof) (the "WARRANT REGISTER") as they are issued. The Company and the Warrant Agent shall be entitled to treat the registered owner of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

            2.3 COUNTERSIGNATURE OF WARRANTS. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned, however, by the Warrant Agent and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, countersign, issue and deliver
Tranche A Warrant Certificates entitling the Holders thereof to purchase not more than an aggregate of 3,086,420 Warrant Shares, Tranche B Warrant
Certificates entitling the Holders thereof to purchase not more than an aggregate of 3,527,337 Warrant Shares and Tranche C Warrant Certificates entitling the Holders thereof to purchase not more than an aggregate of 1,906,667 Warrant Shares, in each case subject to adjustment pursuant to Section
8 hereof, and shall countersign, issue and deliver Warrant Certificates as otherwise provided in this Agreement.

SECTION 3. TRANSFER AND EXCHANGE OF WARRANTS. Subject to the terms hereof, the
Warrant Agent shall initially countersign, register in the Warrant Register and deliver Warrant Certificates hereunder in accordance with the written instructions of the Company. Subject to the terms hereof and the receipt of such documentation as the Warrant Agent may reasonably require, the Warrant Agent shall thereafter from time to time register the transfer of any outstanding
Warrants upon the records to be maintained by it for that purpose, upon surrender of the Warrant Certificate or Certificates evidencing such Warrants duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, a Warrant Certificate evidencing Warrants in any tranche may be exchanged for another Warrant Certificate or Certificates evidencing Warrants in the same tranche and entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Certificates surrendered then entitles such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Upon registration of transfer, the Company shall issue and the Warrant Agent shall countersign and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto.

      No service charge shall be made for any exchange or registration of transfer of a Warrant Certificate or of Warrant Certificates, but the Company may require the surrendering Holder to pay a sum sufficient to cover any stamp tax or other tax or other governmental charge that is


                                       5
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imposed in connection with any such exchange or registration of transfer pursuant to Section 5 hereof.

      By accepting the initial delivery, transfer or exchange of Warrants, each Holder shall be deemed to agree to the terms of this Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance with Section 17 hereof.

SECTION 4. TERM OF WARRANTS; EXERCISE OF WARRANTS.

            4.1 TERM OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time from 9:00 a.m., New York City time, on the date of initial issuance of the Warrants to 5:00 p.m., New York City time, on the fourth anniversary of the date of such issuance
(the "EXERCISE PERIOD") to exercise its Warrants and to receive from the Company the number of Warrant Shares that the Holder may at the time be entitled to receive upon such exercise and payment of the applicable Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to the expiration of the Exercise Period shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the expiration of the Exercise Period.

            4.2 EXERCISE OF WARRANTS. Subject to Section 4.3 hereof, during the
Exercise Period, each Holder may, subject to this Agreement, exercise from time to time some or all of the Warrants evidenced by its Warrant Certificate(s) by
(a) surrendering to the Company at the principal office of the Warrant Agent such Warrant Certificate(s) with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer that is a member of a registered securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"), and (b) paying to the Warrant Agent for the account of the Company the applicable Exercise Price, for the number of Warrant Shares in respect of which such Warrants are exercised. Warrants shall be deemed exercised on the date such Warrant
Certificate(s) are surrendered to the Warrant Agent and tender of payment of the applicable Exercise Price is made. Payment of the applicable aggregate Exercise
Price shall be made in cash by wire transfer of immediately available funds to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

      Upon the exercise of any Warrants in accordance with this Agreement, the Company shall issue and cause to be delivered with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant
Shares issuable upon the exercise of such Warrants and shall take such other actions at its sole expense as are necessary to complete the exercise of the Warrants (including, without limitation, payment of any cash with respect to fractional interests required under Section 9 hereof). The Warrant Agent shall have no responsibility or liability for such issuance or the determination of the number of Warrant Shares issuable upon such exercise. The certificate or certificates representing such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date the Warrants are exercised hereunder. Each Warrant Share, when issued upon exercise of the Warrants, shall be duly authorized, validly


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issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights.

      In the event that a Holder elects to exercise less than all of the Warrants evidenced by a Warrant Certificate, the Holder shall be entitled to receive a new Warrant Certificate or Certificates as specified by such Holder evidencing the remaining Warrant or Warrants, and the Warrant Agent is hereby irrevocably authorized by the Company to countersign, issue and deliver the required new Warrant Certificate or Certificates evidencing such remaining
Warrant or Warrants pursuant to the provisions of this Section 4.2 hereof and of
Section 3 hereof. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

      Upon delivery of the Warrant Shares issuable upon exercise in accordance herewith and of any required new Warrant Certificates, the Company shall direct the Warrant Agent by written order to cancel the Warrant Certificates surrendered upon exercise. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner permitted by applicable law and satisfactory to the Company in accordance with its written instructions to the Warrant Agent. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all amounts received by the Warrant Agent upon exercise of such Warrants.

      The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall at its sole expense supply the Warrant Agent from time to time with such number of copies of this Agreement as the Warrant Agent may request.

            4.3 HSR ACT COMPLIANCE. If any filing or notification becomes necessary pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), based upon the planned exercise of one or more
Warrants, the Holder thereof shall notify the Company of such requirement and the Holder and the Company shall, prior to exercise, make any necessary filings and notifications required to comply with the HSR Act at the Holder's sole expense, including supplying any required additional information or documents.
The Holder and the Company agree to cooperate with each other in connection with such filings and notifications, and to keep each other informed of the status of the proceedings and communications with any federal, state, local, municipal, foreign or other governmental agency, authority or body relating thereto. The
Holder shall be required to pay all required filing fees under the HSR Act. The
Holder agrees that prior to any exercise of a Warrant, it shall certify to the Company the Holder's compliance with the foregoing and that any applicable waiting period under the HSR Act has expired. Each Holder by acceptance of a Warrant agrees to comply with the provisions of this Section 4.3.

SECTION 5. PAYMENT OF TAXES. The Company will pay all documentary stamp and other like taxes, if any, attributable to the initial issuance and delivery of the Warrants and the initial issuance and delivery of the Warrant Shares upon the exercise of Warrants, provided, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant Shares in a name other than that of the Holder of the Warrants being exercised, and the Warrant
Agent shall not


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register any such transfer or issue or deliver any Warrant Certificate(s) or
Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.

SECTION 6. MUTILATED OR MISSING WARRANT CERTIFICATES. In the event that a
Warrant Certificate evidencing Warrants in any tranche shall be mutilated, lost, stolen or destroyed, the Company shall issue, and at the direction of the Company by written order the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant
Certificate or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor, evidencing
Warrants in the same tranche and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested by the Company or the Warrant Agent, also reasonably satisfactory to them. An applicant for such a substitute Warrant
Certificate shall also comply with such other reasonable procedures as the Company or the Warrant Agent may reasonably require.

SECTION 7. RESERVATION OF WARRANT SHARES. There have been reserved, and the
Company shall at all times keep reserved, out of its authorized Common Stock, free of all preemptive rights, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock and every subsequent or other transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants (each, a "TRANSFER AGENT") will be and are hereby irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with each Transfer Agent. The Warrant
Agent is hereby irrevocably authorized to requisition from time to time from the Company or a Transfer Agent, as the case may be, the certificate for Warrant
Shares required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply each Transfer Agent with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash that may be payable as provided in Section 9 hereof. The Company will furnish to its Transfer Agents a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 8.3 hereof. The Company will give the Warrant
Agent prompt notice of any change in any Transfer Agent or any change of address of any Transfer Agent.

      Before taking any action that would cause a reduction in any Exercise
Price pursuant to Section 8 hereof, the Company will take any and all corporate action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at such Exercise Price as so adjusted.

SECTION 8. ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of each Warrant, and the applicable Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.


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            8.1   MECHANICAL ADJUSTMENTS.  The number of Warrant Shares that may be purchased upon the exercise of each Warrant and the applicable
Exercise Price shall be subject to adjustment as follows:

            (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. Subject to paragraphs
(f) and (h) below, in case the Company shall (i) pay a dividend on its outstanding shares of Common Stock in shares of Common Stock or make a distribution of shares of Common Stock on its outstanding shares of Common
Stock, (ii) make a distribution on its outstanding shares of Common Stock in shares of its capital stock other than Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common
Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue, by reclassification of its shares of Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), then the number of Warrant Shares that may be purchased upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that such Holder would have owned or have been entitled to receive upon the happening of any of the events described above had such Warrant been exercised in full immediately prior to the happening of such event or any record date with respect thereto. If a Holder is entitled to receive shares of two or more classes of capital stock of the Company pursuant to the foregoing upon exercise of Warrants, the allocation of the applicable Exercise Price, as adjusted, between such classes of capital stock shall be determined reasonably and in good faith by the Board of Directors of the Company. After such allocation, the exercise privilege and the Exercise Price allocated to each such class of capital stock shall thereafter be subject to adjustment on terms substantially identical to those applicable to Common Stock in this Section 8. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date for such event or, if none, immediately after the effective date of such event.
Such adjustment shall be made successively whenever such an event occurs.

            (b) ADJUSTMENT FOR RIGHTS ISSUE. Subject to paragraphs (f) and (h) below, in case the Company shall issue Rights to all holders of its outstanding
Common Stock entitling them to subscribe for or purchase shares of Common Stock at a Price Per Share of Common Stock that is lower on the record date for the determination of stockholders entitled to receive such Rights than the Current
Market Price Per Share of Common Stock on such record date, the number of Warrant Shares that may be purchased thereafter upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares that could have been purchased theretofore upon exercise of each Warrant by a fraction, the numerator of which shall be the total number of shares of Common
Stock outstanding on the date of issuance of such Rights plus the additional
Number of Shares of Common Stock offered for subscription or purchase in connection with such Rights and the denominator of which shall be the total number of shares of Common Stock outstanding on the date of issuance of such Rights plus the number of shares of Common Stock that the aggregate Proceeds received or receivable by the Company upon exercise of such Rights would purchase at the Current Market Price Per Share of Common Stock on such record date. Such adjustment shall be made whenever Rights are issued, and shall become effective immediately after such record date.



                                       9

            (c) ADJUSTMENT FOR OTHER DISTRIBUTIONS. Subject to paragraphs (f) and (h) below, in case the Company shall distribute to all holders of its shares of Common Stock (i) evidences of indebtedness or assets (excluding cash dividends or distributions payable out of the consolidated earnings or surplus legally available for such dividends or distributions and dividends or distributions referred to in paragraphs (a) or (b) above) of the Company or any corporation or other legal entity a majority of the voting equity or equity interests of which are owned, directly or indirectly, by the Company (a "SUBSIDIARY"), or (ii) shares of capital stock of a Subsidiary (such evidences of indebtedness, assets and securities as set forth in clauses (i) and (ii) above, collectively, "ASSETS"), then in each case the number of Warrant Shares that may be purchased thereafter upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares that could have been purchased theretofore upon the exercise of each Warrant by a fraction, the numerator of which shall be the Current Market Price Per Share of Common Stock on the date of such distribution and the denominator of which shall be such Current Market Price Per Share of Common Stock less the fair value, as of the record date for the determination of stockholders entitled to receive such distribution, of the portion of the Assets applicable to one share of Common Stock as determined reasonably and in good faith by the Board of Directors of the Company. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to such record date.

            (d) ADJUSTMENT FOR ISSUANCE OF COMMON STOCK AND CONVERTIBLE SECURITIES. Subject to paragraphs (f) and (h) below, in case the Company shall issue (i) shares of its Common Stock or (ii) securities convertible into, or exercisable or exchangeable for, Common Stock, or Rights to subscribe for or purchase such securities (collectively, "CONVERTIBLE SECURITIES") (excluding the issuance of Common Stock or Convertible Securities issued in any of the transactions described in paragraphs (a), (b) or (c) above), at a Price Per Share of Common Stock (in the case of the issuance of Common Stock) or at a Price Per Share of Common Stock initially deliverable upon conversion, exercise or exchange of such Convertible Securities (in the case of the issuance of Convertible Securities), in each case, together with any other consideration received by the Company in connection with such issuance, below the Dilution Price Per Share of Common Stock on the date the Company fixes the issue, conversion, exercise or exchange price of such Common Stock or Convertible Securities, then the number of Warrant Shares that may be purchased thereafter upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares that could have been purchased theretofore upon exercise of each Warrant by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on such date plus the additional Number of Shares of Common Stock offered for subscription or purchase and the denominator of which shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock that the aggregate Proceeds of the total amount of Common Stock or Convertible Securities so offered would purchase at the Dilution Price Per Share of Common Stock on such date. The determination of whether any adjustment is required under this paragraph (d), by reason of the issuance of any Convertible Securities and the amount of such adjustment, if any, shall be made at the time of issuance of such Convertible Securities and not at the subsequent time of issuance of shares of Common Stock upon the conversion, exercise or exchange of such Convertible Securities.

            (e) PRICE PER SHARE. For purposes of this Section 8.1, "PRICE PER SHARE" shall be defined and determined according to the following formula:

            P  =  R/N

            Where

            P  =  Price Per Share;

            R     = the "PROCEEDS" received or receivable by the Company that
                  (x) in the case of shares of Common Stock, is the total amount received or receivable by the Company in consideration for the issuance and sale of such shares; (y) in the case of Rights to subscribe for or purchase Common Stock or Convertible Securities convertible into, or exercisable or exchangeable for, Common Stock, is the total amount received or receivable by the Company in consideration for the issuance and sale of such Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such Rights or Convertible Securities, payable to the Company upon conversion, exercise or exchange thereof; and
                  (z) in the case of Rights to subscribe for or purchase Convertible Securities that are convertible into, or exercisable or exchangeable for, Common Stock, is the total amount received or receivable by the Company in consideration for the issuance and sale of such Rights, plus the minimum aggregate amount of additional consideration, other than the surrender of such Rights, payable upon the conversion, exercise or exchange of such Rights, plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable upon the conversion, exercise or exchange of such Convertible Securities; PROVIDED, that in each case the proceeds received or receivable by the Company shall be the net cash proceeds after deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services; and

            N = the "NUMBER OF SHARES" that (x) in the case of Common Stock, is the number of shares issued; and (y) in the case of Rights or Convertible Securities with respect to shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon conversion, exercise or exchange thereof.

            (f) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No adjustment in the number of Warrant Shares that may be purchased hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares that may be purchased upon the exercise of each Warrant; PROVIDED, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a Warrant Share and the nearest cent.

            (g) ADJUSTMENT IN EXERCISE PRICES. Whenever the number of Warrant Shares that may be purchased upon the exercise of a Warrant is adjusted as herein provided, the applicable Exercise Price payable upon exercise of such Warrant immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of Warrant Shares that could have been purchased upon the exercise of such Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares that may be purchased upon the exercise of such Warrant immediately thereafter.

            (h) WHEN NO ADJUSTMENT REQUIRED. No adjustment in the number of Warrant Shares that may be purchased upon the exercise of each Warrant need be made under this Section 8.1 in connection with:

                  (i) the issuance of shares of Common Stock, Rights or other securities, including the Warrants, pursuant to the Plan;

                  (ii) the issuance of shares of Common Stock, Rights or other securities pursuant to any plan adopted by the Company or its subsidiaries for the benefit of employees or directors;

                  (iii) the issuance of shares of Common Stock, Rights or other securities pursuant to any share purchase rights plan adopted by the Company;

                  (iv) the issuance of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to an underwritten public offering at a Price Per Share of Common Stock (in the case of the issuance of Common Stock) or at a Price Per Share of Common Stock initially deliverable upon conversion or exchange of such securities (in the case of the issuance of Convertible Securities), in each case, together with any other consideration received by the Company in connection with such issuance, that is equal to or greater than 95% of the Current Market Price Per Share of Common Stock on the date the Company fixes the issue, conversion, exercise or exchange price of such shares of Common Stock or securities;

                  (v) the sale of shares of Common Stock pursuant to a plan adopted by the Company for reinvestment of dividends or interest;

                  (vi) the issuance of shares of Common Stock, Rights or other securities for consideration consisting, in whole or in part, of property other than cash or its equivalent; or

                  (vii) the issuance of shares of Common Stock, Rights or other securities upon the conversion, exercise or exchange of any of the foregoing.

Additionally, no adjustment need be made if the Company issues or distributes to each Holder of Warrants the shares, rights, options, warrants, evidences of indebtedness, assets or other securities referred to in this Section 8.1 that each Holder of Warrants would have been entitled to receive had the Warrants been exercised for the number of Warrant Shares for which Warrants are then exercisable prior to the happening of such event or the record date with respect thereto.

No adjustment in the number of Warrant Shares will be made for a change in the par value of the shares of Common Stock.

            (i) SHARES OF COMMON STOCK. For all purposes of this Agreement, the term "shares of Common Stock" shall mean (i) the shares of Common Stock or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8.1, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the applicable Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms substantially identical to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (h) above, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to any such other securities.

            (j) EXPIRATION OF RIGHTS, ETC. Upon the expiration of any Rights or conversion, exercise or exchange rights, if any thereof shall not have been exercised, the applicable Exercise Price and the number of Warrant Shares that may be purchased upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights or conversion, exercise or exchange rights and
(ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Rights or conversion, exercise or exchange rights whether or not exercised, provided that no such readjustment shall have the effect of increasing the applicable Exercise Price or decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such Rights or conversion, exercise or exchange rights.

            8.2 VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option, at any time during the term of the Warrants, reduce the then-current Tranche A Exercise Price, Tranche B Exercise Price or Tranche C Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

            8.3 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares that may be purchased upon the exercise of each Warrant or the applicable Exercise Price of Warrant Shares is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail to each Holder, at the sole expense of the Company by first class mail, postage prepaid, notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accounts (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares that may be purchased upon the exercise of each Warrant and the applicable Exercise Price of Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth in reasonable detail the computations by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder requesting an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Exercise Price or the number of Warrant Shares or other stock or property that may be purchased on exercise of Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

            8.4 PRESERVATION OF PURCHASE RIGHTS UPON MERGER OR CONSOLIDATION. In case of any consolidation of the Company with or merger of the Company into another entity, the Company or such successor entity shall execute and deliver to the Warrant Agent an agreement, which shall be binding on the Holders, that each Holder shall have the right thereafter upon payment of the applicable Exercise Price in effect immediately prior to such action (after giving effect to any applicable adjustments under Section 8.1 hereof) to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) that such Holder would have owned or have been entitled to receive after the happening of such consolidation or merger had such Warrant been exercised immediately prior to such action. The Company shall at its sole expense mail by first class mail, postage prepaid, to each Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be substantially identical to the adjustments provided for in this Section 8. In addition, the Company shall not merge or consolidate with or into, any other entity unless the successor entity (if not the Company), shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Agent in its sole judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. The provisions of this Section 8.4 shall similarly apply to successive consolidations or mergers. The Warrant Agent shall be under a good faith duty and responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

            8.5 STATEMENT ON WARRANTS. Irrespective of any adjustments in any Exercise Price or the number or kind of shares purchasable upon the exercise of any Warrants, Warrants theretofore or thereafter issued may continue to express the same Exercise Price and number and kind of Warrant Shares as are stated in such Warrants initially issuable pursuant to this Agreement.

SECTION 9. FRACTIONAL INTERESTS. Neither the Company nor the Warrant Agent shall be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares that shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this
Section 9, be issuable on the exercise of any Warrant, the Company shall pay an amount in cash equal to the Current Market Price Per Share of Common Stock on the date the Warrant Certificate is presented for exercise, multiplied by such fraction.

SECTION 10. NO RIGHTS AS STOCKHOLDERS; NOTICES TO HOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

      In case:

            (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

            (b) the Company shall authorize the distribution to all holders of shares of Common Stock of securities or assets (other than cash dividends); or

            (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of a substantial portion of the properties and assets of the Company for which approval of any stockholders of the Company is required, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Holder at its address appearing on the Warrant Register, at least twenty days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, as well as the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this Section 10 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.

SECTION 11. PAYMENTS IN U.S. CURRENCY. All payments required to be made hereunder shall be made in U.S. dollars.

SECTION 12. REORGANIZATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporation trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of
Section 14 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

      In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

SECTION 13. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company hereunder and in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

            13.1 CONCERNING THE WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrant Certificates, shall be bound:

            13.2 CORRECTNESS OF STATEMENTS. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrants except as herein otherwise provided.

            13.3 BREACH OF COVENANTS. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant to be complied with by the Company.

            13.4 PERFORMANCE OF DUTIES. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and shall not be responsible for the misconduct or negligence of any attorney or agent (which shall not include an employee of the Warrant Agent) appointed with due care.

            13.5 RELIANCE ON COUNSEL. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

            13.6 PROOF OF ACTIONS TAKEN. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            13.7 COMPENSATION. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including but not limited to legal fees and expenses), and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent or any of its agents in the performance of its duties under this Agreement, except as a result of the Warrant Agent's gross negligence or willful misconduct as determined in a final judgment of a court of competent jurisdiction and authority. The Company's obligations under this
Section 13.7 and any claim arising hereunder shall survive the resignation or removal of the Warrant Agent and the termination or discharge of the Company's obligations under this Agreement.

            13.8 LEGAL PROCEEDINGS. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred or any liabilities which may arise, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action of any Holder under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

            13.9 OTHER TRANSACTIONS IN SECURITIES OF COMPANY. The Warrant Agent and any stockholders, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or any other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or other wise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company of for any other legal entity.

            13.10 LIABILITY OF WARRANT AGENT. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

            13.11 RELIANCE ON DOCUMENTS. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            13.12 VALIDITY OF AGREEMENT. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof) or any Warrant; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other securities) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other securities) will, when issued, be validly issued, fully paid and nonassessable, or as to the applicable Exercise Price or the number or amount of Warrant Shares or other securities or any Assets or other property issuable upon exercise of any Warrant.

            13.13 INSTRUCTIONS FROM COMPANY. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in accordance with instructions of any such officer or officers.

SECTION 14. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company thirty days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent and the Holders from the Company, such notice to specify the date when removal shall become effective. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after such removal or notification in writing of such registration or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit its Warrant Certificate or Certificates for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust Company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. After appointment and acceptance of such appointment in writing, the successor
Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent with out further act or deed, but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this
Section 14, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be. In the event of such resignation or removal, the successor Warrant Agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor Warrant
Agent.

SECTION 15. NOTICES. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first class, postage prepaid, (a) to the Company, at its offices at Washington Group International, Inc., 720 Park Boulevard, Boise, Idaho 83712, Attention: Richard D. Parry, Facsimile No.:
(208) 386-5220, or (b) to the Warrant Agent, at its offices at Wells Fargo Bank Minnesota, N.A., Shareowner Services, 161 North Concord Exchange, South St. Paul, MN 55075, Attention: Account Management, Facsimile No.: (651) 450-4078. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

      Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses in the Warrant Register. The initial address of each Holder shall be as provided by the Company to the Warrant Agent. Any Holder may change its address by notice to the Company and the Warrant Agent given in accordance with this Section 15.

SECTION 16. CANCELLATION OF WARRANTS. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part.

SECTION 17. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement, the Warrants and the Warrant Certificates without approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to comply with the listing or other requirements of any national securities exchange or The Nasdaq National Market (including but not limited to the deletion of Section 8.2), or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and this Agreement. Any other supplement or amendment to this Agreement may be made with the approval of the Holders of a majority of the then outstanding Warrants; PROVIDED, HOWEVER, that any such amendment or supplement that (a) increases the applicable Exercise Price; (b) decreases the number of shares of Common Stock issuable upon exercise of a Warrant; or (c) shortens the period during which the Warrants may be exercised shall require the consent of each Holder of a Warrant affected thereby.

SECTION 18. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors hereunder.

SECTION 19. APPLICABLE LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the state of Delaware without giving effect to the principles of conflict of laws thereof.

SECTION 20. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and the Holders of the Warrants.

SECTION 21. WAIVER OF JURY TRIAL. EACH OF THE HOLDERS OF WARRANTS IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE HOLDERS AND THE OTHER PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE HOLDERS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE HOLDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTIES TO ENTER INTO THIS AGREEMENT, THAT EACH SUCH OTHER PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH SUCH OTHER PARTY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE HOLDERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION COMPLETED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

SECTION 23. CAPTIONS. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

SECTION 24. REPRESENTATIONS AND WARRANTIES. As of the date hereof, the Company represents and warrants to the Holders that (a) there are no equity securities of the Company issued and outstanding as of the Effective Date (as defined in the Plan) other than the shares of Common Stock issued pursuant to the Plan, and
(b) there are no rights to acquire equity securities of the Company issued and outstanding as of the Effective Date other than the Warrants and the options granted pursuant to the Plan, including the options granted to Dennis R. Washington and the options granted under the Washington Group International, Inc. Equity and Performance Incentive Plan.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                WASHINGTON GROUP INTERNATIONAL, INC.



                                By:    /s/ Richard D. Parry
                                    --------------------------------------------
                                    Name:   Richard D. Parry
                                    Title:  Sr. Vice President & General Counsel

                                WELLS FARGO BANK MINNESOTA, NATIONAL
                                ASSOCIATION, as Warrant Agent

                                By:     /s/ Nicholas D. Tally
                                    --------------------------------------------
                                    Name:   Nicholas D. Tally
                                    Title:  Vice President

                                    EXHIBIT A

                      FORM OF TRANCHE A WARRANT CERTIFICATE

CUSIP NO. 938862 12 5

No. A-__                                         __________ Tranche A Warrants

                          Tranche A Warrant Certificate

                     WASHINGTON GROUP INTERNATIONAL, INC.

      This Tranche A Warrant Certificate certifies that ______________________________, or registered assigns, is the registered holder of _______________ Tranche A Warrants (the "Tranche A Warrants") expiring at 5:00 p.m., New York City time, on January 25, 2006 (the "Expiration Date"), to purchase Common Stock, $0.01 par value per share (the "Common Stock"), of Washington Group International, Inc., a Delaware corporation (the "Company"). The Tranche A Warrants may be exercised at any time from 9:00 a.m., New York City time, on January 25, 2002 to 5:00 p.m., New York City time, on the Expiration Date. Each Tranche A Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the Tranche A Exercise Price (as defined in the Warrant Agreement referred to on the reverse side hereof), payable in lawful money of the United States of America, upon surrender of this Tranche A Warrant Certificate and payment of the Tranche A Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Tranche A Exercise Price and number of Warrant Shares issuable upon exercise of the Tranche A Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

      TRANCHE A WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 2006 SHALL BECOME VOID.

      Reference is hereby made to the further provisions of this Tranche A Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Tranche A Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

      IN WITNESS WHEREOF, Washington Group International, Inc. has caused this Tranche A Warrant Certificate to be duly executed.

                                     WASHINGTON GROUP INTERNATIONAL, INC.


                                     By:
                                         --------------------------------------
                                         Title:

Dated:
        ---------------------


Countersigned:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION, as
Warrant Agent


By:
    -------------------------
    Authorized Signatory

                   [FORM OF TRANCHE A WARRANT CERTIFICATE]

                                    [REVERSE]

      The Tranche A Warrants evidenced by this Tranche A Warrant Certificate are part of a duly authorized issue of Tranche A Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of January 25, 2002 (the "Warrant Agreement"), duly executed and delivered by the Company to Wells Fargo Bank Minnesota, National Association, a national banking association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Tranche A Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Tranche A Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement (including Section 21 thereof) as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

      The holder of Tranche A Warrants evidenced by this Tranche A Warrant Certificate may exercise them by surrendering this Tranche A Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Tranche A Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Tranche A Warrants evidenced hereby the number of Tranche A Warrants exercised shall be less than the total number of Tranche A Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Tranche A Warrant Certificate evidencing the number of Tranche A Warrants not exercised.

      Payment of the Tranche A Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

      The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Tranche A Warrant, and the Tranche A Exercise Price of each Tranche A Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Tranche A Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

      Tranche A Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Tranche A Warrant

Certificate or Tranche A Warrant Certificates of like tenor evidencing in the aggregate a like number of Tranche A Warrants.

      Upon due presentation for registration of transfer of this Tranche A Warrant Certificate at the office of the Warrant Agent, a new Tranche A Warrant Certificate or Tranche A Warrant Certificates of like tenor and evidencing in the aggregate a like number of Tranche A Warrants shall be issued to the transferee(s) in exchange for this Tranche A Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Tranche A Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Tranche A Warrants nor this Tranche A Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                  PURCHASE FORM

      The undersigned hereby irrevocably elects to exercise this Tranche A Warrant, according to the terms and conditions hereof, to the extent of purchasing _______________ shares of Common Stock and hereby makes payment of $__________ in payment of the exercise price thereof. Pursuant to Section 4.3 of the Warrant Agreement, the undersigned hereby represents and warrants to the Company that any necessary filing and notification pursuant to the HSR Act required in connection with the purchase of such shares has been made, at Holder's own expense, including supplying any required additional information or documents, and any applicable waiting period under the HSR Act has expired. If the number of such shares shall not be all of the shares purchasable under this Tranche A Warrant, a new Tranche A Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.

Dated:  ________________________

Name:_________________________________________________________________________
                 (please typewrite or print in block letters)

Address:______________________________________________________________________
      Signature:  ____________________________________________________________
                    Note: The signature must conform in all respects to name of holder as specified on the face of this Tranche A Warrant Certificate


Signature Medallion Guaranteed:

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
Name: __________________________________________________________________
                 (please typewrite or print in block letters)

      Address: ______________________________________________________________
its right to purchase _______________ shares of Common Stock represented by this Tranche A Warrant and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


Dated:___________________


______________________________        Signature:________________________________
Social Security or other identifying       Note:  The signature must conform in
number of Holder                           all respects to name of holder as
                                           specified on the face of this
                                           Tranche A Warrant Certificate


Signature Medallion Guaranteed:

                                    EXHIBIT B

                      FORM OF TRANCHE B WARRANT CERTIFICATE

CUSIP NO. 938862 13 3

No. B-__                                         __________ Tranche B Warrants

                          Tranche B Warrant Certificate

                     WASHINGTON GROUP INTERNATIONAL, INC.

      This Tranche B Warrant Certificate certifies that _______________________, or registered assigns, is the registered holder of _______________ Tranche B Warrants (the "Tranche B Warrants") expiring at 5:00 p.m., New York City time, on January 25, 2006 (the "Expiration Date"), to purchase Common Stock, $0.01 par value per share (the "Common Stock"), of Washington Group International, Inc., a Delaware corporation (the "Company"). The Tranche B Warrants may be exercised at any time from 9:00 a.m., New York City time, on January 25, 2002 to 5:00 p.m., New York City time, on the Expiration Date.
Each Tranche B Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant
Share") at the Tranche B Exercise Price (as defined in the Warrant Agreement referred to on the reverse side hereof), payable in lawful money of the United States of America, upon surrender of this Tranche B Warrant
Certificate and payment of the Tranche B Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Tranche B Exercise Price and number of Warrant Shares issuable upon exercise of the Tranche B Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

      TRANCHE B WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 2006 SHALL BECOME VOID.

      Reference is hereby made to the further provisions of this Tranche B Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Tranche B Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

      IN WITNESS WHEREOF, Washington Group International, Inc. has caused this Tranche B Warrant Certificate to be duly executed.

                                     WASHINGTON GROUP INTERNATIONAL, INC.

                                     By: ________________________________
                                         Title:
Dated: ____________________


Countersigned:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION, as
Warrant Agent

By: _______________________
    Authorized Signatory

                   [FORM OF TRANCHE B WARRANT CERTIFICATE]

                                    [REVERSE]

      The Tranche B Warrants evidenced by this Tranche B Warrant Certificate are part of a duly authorized issue of Tranche B Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of January 25, 2002 (the "Warrant Agreement"), duly executed and delivered by the Company to Wells Fargo Bank Minnesota, National Association, a national banking association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Tranche B Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Tranche B Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement (including Section 21 thereof) as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

      The holder of Tranche B Warrants evidenced by this Tranche B Warrant Certificate may exercise them by surrendering this Tranche B Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Tranche B Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Tranche B Warrants evidenced hereby the number of Tranche B Warrants exercised shall be less than the total number of Tranche B Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Tranche B Warrant Certificate evidencing the number of Tranche B Warrants not exercised.

      Payment of the Tranche B Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

      The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Tranche B Warrant, and the Tranche B Exercise Price of each Tranche B Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Tranche B Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

      Tranche B Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Tranche B Warrant

Certificate or Tranche B Warrant Certificates of like tenor evidencing in the aggregate a like number of Tranche B Warrants.

      Upon due presentation for registration of transfer of this Tranche B Warrant Certificate at the office of the Warrant Agent, a new Tranche B Warrant Certificate or Tranche B Warrant Certificates of like tenor and evidencing in the aggregate a like number of Tranche B Warrants shall be issued to the transferee(s) in exchange for this Tranche B Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Tranche B Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Tranche B Warrants nor this Tranche B Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                  PURCHASE FORM

      The undersigned hereby irrevocably elects to exercise this Tranche B Warrant, according to the terms and conditions hereof, to the extent of purchasing _______________ shares of Common Stock and hereby makes payment of $__________ in payment of the exercise price thereof. Pursuant to Section 4.3 of the Warrant Agreement, the undersigned hereby represents and warrants to the Company that any necessary filing and notification pursuant to the HSR Act required in connection with the purchase of such shares has been made, at Holder's own expense, including supplying any required additional information or documents, and any applicable waiting period under the HSR Act has expired. If the number of such shares shall not be all of the shares purchasable under this Tranche B Warrant, a new Tranche B Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.

Dated: ________________________

Name: _________________________________________________________________________
                 (please typewrite or print in block letters)

Address: ______________________________________________________________________
         Signature: ___________________________________________________________
                    Note: The signature must conform in all respects to name of holder as specified on the face of this Tranche B Warrant Certificate

Signature Medallion Guaranteed:

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
Name: __________________________________________________________________
                      (please typewrite or print in block letters)

      Address: ______________________________________________________________
its right to purchase _______________ shares of Common Stock represented by this Tranche B Warrant and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Dated: ___________________

______________________________      Signature: ________________________________
Social Security or other identifying           Note: The signature must
number of Holder                               conform in all respects to name
                                               of holder as specified on the
                                               face of this Tranche B Warrant
                                               Certificate

Signature Medallion Guaranteed:

                                    EXHIBIT C

                      FORM OF TRANCHE C WARRANT CERTIFICATE

CUSIP NO. 938862 14 1

No. C-__                                         __________ Tranche C Warrants

                          Tranche C Warrant Certificate

                     WASHINGTON GROUP INTERNATIONAL, INC.

      This Tranche C Warrant Certificate certifies that _______________________, or registered assigns, is the registered holder of _______________ Tranche C Warrants (the "Tranche C Warrants") expiring at 5:00 p.m., New York City time, on January 25, 2006 (the "Expiration Date"), to purchase Common Stock, $0.01 par value per share (the "Common Stock"), of Washington Group International, Inc., a Delaware corporation (the "Company"). The Tranche C Warrants may be exercised at any time from 9:00 a.m., New York City time, on January 25, 2002 to 5:00 p.m., New York City time, on the Expiration Date.
Each Tranche C Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant
Share") at the Tranche C Exercise Price (as defined in the Warrant Agreement referred to on the reverse side hereof), payable in lawful money of the United States of America, upon surrender of this Tranche C Warrant
Certificate and payment of the Tranche C Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Tranche C Exercise Price and number of Warrant Shares issuable upon exercise of the Tranche C Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

      TRANCHE C WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 2006 SHALL BECOME VOID.

      Reference is hereby made to the further provisions of this Tranche C Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Tranche C Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

      IN WITNESS WHEREOF, Washington Group International, Inc. has caused this Tranche C Warrant Certificate to be duly executed.

                                     WASHINGTON GROUP INTERNATIONAL, INC.

                                     By: ________________________________
                                         Title:
Dated: ____________________


Countersigned:

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION, as
Warrant Agent

By: _______________________
    Authorized Signatory

                   [FORM OF TRANCHE C WARRANT CERTIFICATE]

                                    [REVERSE]

      The Tranche C Warrants evidenced by this Tranche C Warrant Certificate are part of a duly authorized issue of Tranche C Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of January 25, 2002 (the "Warrant Agreement"), duly executed and delivered by the Company to Wells Fargo Bank Minnesota, National Association, a national banking association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Tranche C Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Tranche C Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement (including Section 21 thereof) as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

      The holder of Tranche C Warrants evidenced by this Tranche C Warrant Certificate may exercise them by surrendering this Tranche C Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Tranche C Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Tranche C Warrants evidenced hereby the number of Tranche C Warrants exercised shall be less than the total number of Tranche C Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Tranche C Warrant Certificate evidencing the number of Tranche C Warrants not exercised.

      Payment of the Tranche C Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

      The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Tranche C Warrant, and the Tranche C Exercise Price of each Tranche C Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Tranche C Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

      Tranche C Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Tranche C Warrant

Certificate or Tranche C Warrant Certificates of like tenor evidencing in the aggregate a like number of Tranche C Warrants.

      Upon due presentation for registration of transfer of this Tranche C Warrant Certificate at the office of the Warrant Agent, a new Tranche C Warrant Certificate or Tranche C Warrant Certificates of like tenor and evidencing in the aggregate a like number of Tranche C Warrants shall be issued to the transferee(s) in exchange for this Tranche C Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Tranche C Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Tranche C Warrants nor this Tranche C Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                  PURCHASE FORM

      The undersigned hereby irrevocably elects to exercise this Tranche C Warrant, according to the terms and conditions hereof, to the extent of purchasing _______________ shares of Common Stock and hereby makes payment of $__________ in payment of the exercise price thereof. Pursuant to Section 4.3 of the Warrant Agreement, the undersigned hereby represents and warrants to the Company that any necessary filing and notification pursuant to the HSR Act required in connection with the purchase of such shares has been made, at Holder's own expense, including supplying any required additional information or documents, and any applicable waiting period under the HSR Act has expired. If the number of such shares shall not be all of the shares purchasable under this Tranche C Warrant, a new Tranche C Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.

Dated: ________________________

Name: _________________________________________________________________________
                 (please typewrite or print in block letters)

Address: ______________________________________________________________________
         Signature: ___________________________________________________________
                    Note: The signature must conform in all respects to name of holder as specified on the face of this Tranche B Warrant Certificate

Signature Medallion Guaranteed:

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
Name: ____________________________________________________________________
                     (please typewrite or print in block letters)

      Address: ________________________________________________________________
its right to purchase _______________ shares of Common Stock represented by this Tranche C Warrant and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Dated: ___________________

______________________________      Signature: ________________________________
Social Security or other identifying           Note: The signature must
number of Holder                               conform in all respects to name
                                               of holder as specified on the
                                               face of this Tranche C Warrant
                                               Certificate

Signature Medallion Guaranteed: